UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported) May 13, 2026

OLD REPUBLIC INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10607	36-2678171
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

307 North Michigan Avenue Chicago Illinois 60601

(Address of principal executive offices) (Zip Code)

(312) 346-8100

(Registrant’s telephone number, including area code)

N /A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock / $1 par value	ORI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 13, 2026 Old Republic International Corporation (the “Company”) priced a registered underwritten public offering of 5.700% Senior Notes due 2036 in the aggregate principal amount of $700,000,000 (the “Notes”) to be sold pursuant to an underwriting agreement that was entered into among the Company, and Morgan Stanley & Co. LLC and PNC Capital Markets LLC, as representatives of the several underwriters named therein, dated May 13, 2026 (the “Underwriting Agreement”).

The Notes were registered pursuant to a registration statement on Form S-3 (No. 333-277713) filed on March 6, 2024 (the “Registration Statement”), a preliminary prospectus supplement dated May 13, 2026 (the “Preliminary Prospectus”), and a final prospectus supplement dated May 13, 2026 (the “Final Prospectus”), each filed with the Securities and Exchange Commission (“SEC”) by the Company under the Securities Act of 1933, as amended (the “Securities Act”).

The Company issued the Notes under an indenture dated as of August 15, 1992 (the “Base Indenture”), as supplemented by a ninth supplemental indenture dated as of May 18, 2026 (the “Ninth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), each between the Company and Wilmington Trust Company, as trustee (the “Trustee”). The Base Indenture was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 22, 2009. The Ninth Supplemental Indenture (including the form of Notes) is filed as Exhibit 4.1 hereto. The terms of the Indenture and the Notes issued pursuant to the Indenture are described in the sections of the Preliminary Prospectus and Final Prospectus relating to the Notes entitled “Description of Notes,” which is incorporated herein by reference. The following description of the Notes and the Indenture does not purport to be complete and is qualified in its entirety by reference to the detailed provisions of the Base Indenture and the Ninth Supplemental Indenture.

The Notes bear interest at a rate of 5.700% per annum, payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2026. The Notes will mature on June 1, 2036, unless earlier repurchased by the Company.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the entire principal amount of all the Notes, and the interest accrued on such Notes, if any, to be immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization relating to the Company, the principal amount of the Notes together with any accrued and unpaid interest thereon will automatically be and become immediately due and payable.

Prior to March 1, 2036 (the date that is three months prior to the maturity date of the Notes) (the “Par Call Date”), the Notes will be redeemable at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed, or (ii) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Final Prospectus) plus 20 basis points, less (b) interest accrued to the date of redemption, plus, in either case, accrued and unpaid interest thereon to but excluding the redemption date. On and after the Par Call Date, the Notes will be redeemable at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest up to but excluding the redemption date.

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In connection with the issuance and sale by the Company of the Notes as described above, the following exhibits are filed herewith and are incorporated by reference into the Registration Statement: (i) the Underwriting Agreement (Exhibit 1.1 to this Current Report), (ii) the Ninth Supplemental Indenture and form of Notes (Exhibit 4.1 to this Current Report), and (iii) the legal opinion and consent of Troutman Pepper Locke LLP related to the Notes (Exhibits 5.1 and 23.1 to this Current Report).

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 relating to the Notes and the Indenture is contained in Item 1.01 above and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

1.1	Underwriting Agreement dated May 13, 2026, among the Company, Morgan Stanley & Co. LLC, and PNC Capital Markets LLC.
4.1	Ninth Supplemental Indenture dated as of May 18, 2026, between the Company and Wilmington Trust Company, as trustee (including the form of Notes)
5.1	Opinion of Troutman Pepper Locke LLP
23.1	Consent of Troutman Pepper Locke LLP (included in Exhibit 5.1)

(d) Exhibits

104	Cover page Interactive Data file (embedded within Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OLD REPUBLIC INTERNATIONAL CORPORATION
Registrant

Date: May 18, 2026	By:	/s/ Thomas A. Dare
Thomas A. Dare Senior Vice President, General Counsel and Secretary

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